                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                                 Intrav, Inc.
------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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


                           [INTRAV logo]


                             NOTICE OF
                   ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD MAY 21, 1998


To the Shareholders:

      The Annual Meeting of Shareholders of Intrav, Inc., a Missouri corporation, will be held at the St. Louis Club, located at 7701 Forsyth, St. Louis, Missouri 63105 on Thursday, May 21, 1998, at 11:00 a.m., local time, for the following purposes:

      1.  To elect two directors;

      2. To consider and act upon a proposal to amend the 1995 Incentive Stock Plan (i) to increase the maximum number of shares that may be issued under the Plan from 500,000 to 750,000, and (ii) to limit the maximum number of shares which may be issued under the Plan to any participant to 500,000.

      3. To transact such other business as may properly come before the meeting and all adjournments thereof.

      The Board of Directors has fixed the close of business on March 31, 1998, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.

                                    By order of the Board of Directors,



                                    BARNEY A. EBSWORTH
                                    Chairman of the Board and Secretary



April 15, 1998



      EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE
MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE
ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE MEETING MAY
REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                            INTRAV, INC.
                          PROXY STATEMENT
                   ANNUAL MEETING OF SHAREHOLDERS

      The enclosed proxy is solicited on behalf of the Board of Directors of Intrav, Inc. (the "Company") for use at the Annual Meeting of its shareholders to be held May 21, 1998, at 11:00 a.m. at the St. Louis Club, located at 7701 Forsyth, St. Louis, Missouri 63105. If the proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised either by written notice to the Secretary of the Company or by attending the meeting and voting in person. If no contrary instructions are indicated on the proxy, the proxy will be voted for the election of the nominees herein as directors and for the proposal to amend the 1995 Incentive Stock Plan. If matters other than those mentioned herein properly come before the meeting, the proxy will be voted by the persons named therein in a manner that they consider to be in the best interests of the Company.

      Although the Company was incorporated in Missouri in 1983, it did not begin operations as a separate entity until October, 1992. The Company's executive offices are located at 7711 Bonhomme, St. Louis, Missouri 63105. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 15, 1998.

Voting Securities

      The holders of record of the Company's Common Stock, par value $.01 per share, as of the close of business on March 31, 1998, will be entitled to vote, either in person or by proxy, at the Annual Meeting and all adjournments thereof. At the close of business on February 28, 1998, 5,100,850 shares were issued and outstanding. A majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote per share on all matters to be submitted to the vote of the shareholders. The Board knows of no matters other than the election of directors and the amendment to increase the maximum number of shares issuable under the Company's 1995 Incentive Stock Plan to be presented for consideration at the Annual Meeting.

      The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 1998
Annual Meeting is required to elect directors and act on any other matters properly brought before the meeting. If more persons than the number of directors positions to be filled receive the affirmative vote of a majority of shares entitled to vote at the meeting, then the number of persons up to the number of directorships to be filled, who receive the most votes, or a "plurality," will be elected as directors.

      Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, "abstain" with respect to the proposal to amend the 1995 Incentive Stock Plan, and proxies which are marked to deny discretionary authority on other matters, will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to amend the 1995 Incentive Stock Plan and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, such shares will not be considered present and entitled to vote with respect to that matter.

      If the proxy is signed and returned without any direction given, shares will be voted for the election of the Board's slate of nominees and for the proposal to amend the 1995 Incentive Stock Plan.

Holdings of Principal Shareholder and Management

      The table below indicates certain information as of February 28, 1998, regarding beneficial ownership of the shares by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's issued and outstanding Common Stock on that date, (ii) each current director of the Company, including the nominees for election as a director, (iii) the Company's President and Chief Executive Officer, (iv) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and
(v) all executive officers and directors as a group.

                                                  Number
Name                                           of Shares<F3>      Percent
----                                           -------------      -------
The Revocable Trust of Barney A. Ebsworth,
  Dated July 23, 1986, as amended<F1>          3,825,000             75%
Paul H. Duynhouwer<F5>                            46,000<F4>        <F2>
Wayne L. Smith II<F8>                                400            <F2>
Richard L. Burkemper<F9>                          24,000<F4>        <F2>
Brenda J. Stehle<F7>                                   0            <F2>
John B. Biggs, Jr.                                 2,000            <F2>
William H.T. Bush                                 19,000            <F2>
Larry R. Nolan<F6>                                     0            <F2>
Robert H. Chapman                                      0            <F2>
Richard J. Hefler                                 12,000<F4>        <F2>
All executive officers and directors
as a group (10 persons)                        3,928,400             77%

--------------------
<F1>   Mr. Ebsworth is the sole trustee of the Revocable Trust of Barney A.
       Ebsworth and has sole voting and investment power with respect to the shares shown. The address of the Revocable Trust of Barney A. Ebsworth is 7711 Bonhomme Avenue, St. Louis, MO 63105-1961.
<F2>   Less than 1%.
<F3>   Individuals indicated have sole voting and investment power with respect to shares indicated.
<F4>   Includes shares issuable upon exercise of options which are currently exercisable or which become exercisable within 60 days, pursuant to the Incentive Stock Plan (Mr. Duynhouwer -- 40,000; Mr. Burkemper -- 24,000; Mr. Hefler -- 12,000).
<F5>   Mr. Duynhouwer was appointed President, Chief Executive Officer and a director of the Company on January 17, 1997.
<F6>   Mr. Nolan resigned as President, Chief Executive Officer and a director of the Company on January 16, 1997.
<F7>   Ms. Stehle resigned as Senior Vice President Operations on July 15,
       1997.
<F8>   Mr. Smith was appointed Executive Vice President & Chief Financial
       Officer and a director of the Company on September 26, 1997.
<F9>   Mr. Burkemper resigned as Senior Vice President Sales & Marketing on
       November 4, 1997.

                       PROPOSAL 1:  ELECTION OF DIRECTOR

Nominees for Director

      The Articles and the Bylaws as amended of the Company provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has six directors. Two members are to be elected to the Board of Directors at the 1998 Annual Meeting and will serve a term of three years.

      The persons named in the enclosed form of proxy intend to vote such proxy for the election of the nominees named below as directors of the Company, unless the shareholder indicates on the form of proxy that the vote should be withheld or a contrary director is indicated. If the proxy card is signed and returned without any direction given, shares will be voted for the election of the nominees named below. The Board of Directors has no reason to doubt the availability of the nominees and they have indicated their willingness to serve if so elected. If the nominees should decline or be unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the proxies will vote for a substitute nominee or nominees designated by the Board of Directors.

Committees and Meetings of the Board of Directors

      The business of the Company is under the general management of the Board of Directors as provided by the laws of Missouri, the state of incorporation. The Board of Directors met on four occasions in 1997. In addition, during that period, the Board of Directors met by unanimous written consent on four additional occasions for the purpose of declaring cash dividends.

      The Company's Audit Committee is comprised of Messrs. Bush, Biggs, and Ebsworth. The function of the Audit Committee is to: (i) assist in the selection of independent auditors; (ii) direct and supervise investigations into matters relating to audit functions; (iii) review with independent auditors the plans and results of the audit engagement; (iv) review the degree of independence of the auditors; (v) consider the range of audit and non-audit fees; and (vi) review the adequacy of the Company's system of internal accounting controls. The Audit Committee met in March 1997, with the independent auditors, to review the results of the 1996 audit. It also met in February 1998 to review the results of the 1997 audit.

      The Compensation Committee, composed of the Company's non-employee directors, is responsible for reviewing and approving all elements of the total compensation program for the executive officers and certain other officers and employees of the Company, including incentive, bonus and stock option plans. During Fiscal 1997, the Compensation Committee met and reviewed the compensation of the Company's Chief Executive Officer and other executive officers for Fiscal 1997.

      The entire Board of Directors serves in the capacity of a Nominating Committee. The Board will accept recommendations for nominations as directors from shareholders. Shareholders wishing to propose such nominees for consideration should write to Mr. Barney A. Ebsworth at the executive office of the Company.

      During Fiscal 1997, each of the directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he so served.

                            Information as of February 28, 1998, Regarding the Nominees for
                                  Director to be Elected in 1998 for Term Ending 2001
                                 PRESENT TERM
NAME                         AGE   EXPIRES      BUSINESS EXPERIENCE
----                         ---   -------      -------------------
Barney A. Ebsworth<F1><F2>    63    1998        Founded the business known as INTRAV in 1959.  Prior to October 1992, the Company's operations were conducted as a division of Windsor (a diversified real estate, travel and venture capital company founded by
                                                Mr. Ebsworth), during which time Mr. Ebsworth served as Windsor's
                                                Chairman of the Board and Chief Executive Officer.  In October 1992, the
                                                Company was spun-off as a separate entity. Since the spin-off, Mr.
                                                Ebsworth served as Chairman of the Board and Chief Executive Officer of
                                                the Company until the Company's IPO in May 1995, at which time he retired as the Chief Executive Officer.  He remains the Company's
                                                Chairman of the Board.

John B. Biggs, Jr.<F1><F2>    54    1998        Director of the Company since November 1995.  Senior Vice President --
                                                Private Client Group of NationsBank (formerly Boatmen's Trust Company)
                                                since April 1995.  Senior Vice President of Brown Group Inc. from
                                                January 1994 through March 1995.  President of Brown Shoe Company, a member of Brown Group, Inc., from December 1990 through January 1994.

------------------------------------------------------------------------------------------------------------------------

William H.T. Bush<F1>         59    1999        Director of the Company since June 1995.  Chairman of the Board of Bush,
                                                O'Donnell & Co. since 1986. Director of Mississippi Valley Bancshares,
                                                Inc., Right Choice Managed Care, Inc., and DT Industries, Inc.

Wayne L. Smith II             48    1999        Executive Vice President and Director of the Company since September
                                                1997.  Chairman, President and Chief Executive Officer of Bekins
                                                Distribution Services, Inc., from January 1993 through December 1997.
                                                President of Windsor Real Estate and Windsor Capital from October 1989 through September 1997.  Vice President of Citicorp from September 1980 through September 1989.

------------------------------------------------------------------------------------------------------------------------

Paul H. Duynhouwer            63    2000        President, Chief Executive Officer and Director of the Company since
                                                January 1997.  President and Chief Executive Officer of Clipper Cruise
                                                Line from August 1989 to present. Executive Vice President of Special
                                                Expeditions from December 1986 until August 1989.  Senior Vice President of Clipper Cuise Line from June 1982 through November 1986.

Robert H. Chapman             53    2000        Director of the Company since May 1997.  Chairman and Chief Executive
                                                Officer of Barry-Wehmiller Companies, Inc., since 1975.  Director of
                                                Barry-Wehmiller International and LaBarge, Inc.

--------------------
<F1> Member of the Audit Committee
<F2> Member of Compensation Committee

Directors' Fees

      Mr. Duynhouwer and Mr. Smith (and Mr. Nolan, prior to January 16, 1997), as employees of the Company, do not receive retainers or fees for attendance at Board or Board committee meetings. Messrs. Biggs, Bush, Ebsworth and Chapman each receive a fee of $10,000 annually and $500 for each Board and Committee meeting they attend.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee's objective is to implement and administer a remuneration program that is both effective and responsible. This report documents the basis on which compensation decisions were made for Fiscal 1997, with respect to the Company's then President and Chief Executive Officer, Mr. Larry R. Nolan, who resigned on January 16, 1997, and with respect to Paul H. Duynhouwer who was appointed President and Chief Executive Officer on January 17, 1997, and its other executive officers.

      The Compensation Committee, consisting of Messrs. Malek (member and chairman until May 21, 1997), Biggs (chairman since May 21, 1997) and Ebsworth, approved the compensation paid to the Company's chief executive officer and other executive officers for Fiscal 1997, which as to certain executive officers was established in accordance with the employment agreements entered into by such executive officers with the Company.

      In making the compensation decision, the Compensation Committee considered, among other things, the compensation philosophy set forth below and the recent financial performance and results of operations of the Company. Although the compensation philosophy and financial and operating results were considered in setting the base salaries and annual bonuses payable to the chief executive officer and other executive officers, the Compensation Committee did not feel constrained to adhere to them in the face of potential unforeseen circumstances which may exist in a dynamic industry and economy and which may have affected the financial performance or results of operations in a manner beyond the control of the chief executive officer and the Company's other executive officers. The informal and subjective nature of the process made it possible for the Compensation Committee to consider the degree of success the chief executive officer and the other executive officers had in responding to these unforeseen circumstances.

Compensation of Chief Executive Officer and Other Executive Officers

      In setting the compensation of Mr. Nolan and Mr. Duynhouwer, the Compensation Committee considered their respective leadership qualities, managerial style, commitment to the Company and experience with the Company and the travel industry. The Compensation Committee generally recognized the challenging economic conditions confronting the Company and acknowledged that these conditions made the job of the chief executive officer more difficult and complex.

      In setting the compensation of the other executive officers, the Compensation Committee, in consultation with the President performed a subjective evaluation of each executive officer which was based on his overall perception of the executive officer's job performance and potential for assuming increased responsibility within the Company, but without relying on any one particular measurement of evaluation. Factored into this analysis was the Compensation Committee's subjective beliefs as to the value to the Company of the services performed by the particular executive officer, the executive officer's contribution to the overall financial success, operating condition and performance of the Company, the degree of complexity the position entails and the training and experience necessary to perform the particular position adequately. Other factors considered were the length of service with the Company, the need to pay sufficient compensation to avoid the potential loss of the employee to a competitor or to another industry and the costs incurred in recruiting and training a replacement.

Long Term Incentive Compensation

      The Compensation Committee and the Board of Directors believe that a portion of the total compensation package of the Company's executive officers should be in the form of, or related to, ownership of Common Stock as a means to ensure that the interests of management and the shareholders are aligned. Under the 1995 Incentive Stock Plan, the Compensation Committee, which administers the plan, may award non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights. Grants of benefits under the Incentive Stock Plan are at the discretion of the Compensation Committee.

      Pursuant to the terms of the Incentive Stock Plan, Mr. Duynhouwer was granted options in March and November 1997 to purchase 300,000 shares (200,000 shares at $7.375 per share and 100,000 shares at $13.25 per share), Mr. Smith was granted options in September 1997 to purchase 100,000 shares at $11.50 per share, and Mr. Hefler was granted additional options in November 1997 to purchase 5,000 shares at $13.25 per share.

Compensation Philosophy and Objectives of Executive Compensation Programs

      It is the philosophy of the Company and the Compensation Committee that all compensation programs should provide a direct link between the performance of the Company and the compensation of its executive officers. Consistent with this philosophy, all of the executive officer compensation plans have been designed to attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. The Compensation Committee believes the compensation arrangements with the executive officers and the Company, and the Company's 1995 Incentive Stock Plan are designed to meet this objective.
Frederic V. Malek          John B. Biggs, Jr.         Barney A. Ebsworth
 (Member and Chairman       (Chairman since
 until May 21, 1997)        May 21, 1997)

                            EXECUTIVE COMPENSATION

Employment Agreements with Executive Officers

      Effective March 1, 1995, Messrs. Nolan, Burkemper and Ms. Stehle entered into employment agreements with the Company (the "Employment Agreements"). Except for the compensation to be paid to each employee thereunder, the Employment Agreements are identical. The Employment Agreements provided that each employee shall receive an annual base salary (the "Base Salary"), as well as an annual bonus ("Annual Bonus") equal to a percentage of the average annual income or loss of the Company before incentive compensation and income taxes, for the current calendar year and the immediate two previous calendar years (the "Bonus Income Amount"). Pursuant to the Employment Agreements,
Mr. Nolan received a Base Salary of $225,000 and an Annual Bonus equal to 4.3% of the Bonus Income Amount; Mr. Burkemper received a Base Salary of $160,000 and an Annual Bonus equal to 2.5% of the Bonus Income Amount; and Ms. Stehle received a Base Salary of $150,000 and an Annual Bonus equal to 2.2% of the Bonus Income Amount. Pursuant to the Employment Agreements, the Company could increase an employee's compensation from time to time at its option.

      Each Employment Agreement could be terminated with or without cause by either party at any time by written notice given to the other party.
Pursuant to the terms of the Employment Agreements, if an employee's employment was terminated, and such employee was then, and continued to be, in compliance with the terms of the Employment Agreement, the Company was required to pay to such terminated employee (i) the amount of Annual Bonus owed such terminated employee for the calendar year prior to termination which has not been paid at the time of termination; (ii) a portion of the Annual Bonus for the calendar year during which the termination occurs which represents the number of actual days such employee was employed during such year divided by 365, one half of which amount is payable on the later of (a) 75 days following the calendar year end, or (b) nine months following termination of such employee's employment and the remainder of which is payable within 18 months following termination of such employee's employment; and (iii) if such employee's employment was terminated for any reason other than cause, 100% of the terminated employee's Base Salary, one half of which amount is payable within nine months, and the remainder of which was payable within 18 months, following termination of such employee's employment for any reason. Each Employment Agreement also provided for an 18 month noncompetition period following termination of an employee's employment. Mr. Nolan resigned from the Company on January 16, 1997. In accordance with his Employment Agreement, the Company in 1996 accrued for payment to Mr. Nolan an amount equal to one year's annual salary ($225,000) of which one half was paid on October 16, 1997, and the remainder is to be paid on July 16, 1998, providing the noncompetition provisions of the agreement are met. Ms. Stehle resigned from the Company on July 15, 1997. In accordance with her Employment Agreement, the Company has accrued for payment to Ms. Stehle an amount equal to one year's annual salary ($150,000) of which one half is to be paid on April 15, 1998, and the remainder on January 15, 1999, providing the noncompetition provisions of the agreement are met. Mr. Burkemper resigned from the Company on November 4, 1997. In accordance with his Employment Agreement, the Company has accrued for payment to Mr.

Burkemper an amount equal to one year's annual salary ($160,000) of which approximately one half is to be paid on August 5, 1998, and the remainder on May 5, 1999, providing the noncompetition provisions of the agreement are met.

      Mr. Duynhouwer was appointed President and Chief Executive Officer of the Company on January 17, 1997. Mr. Duynhouwer entered into a Deferred Compensation Agreement with Clipper Cruise Line, on January 1, 1990, as amended December 23, 1996. Clipper Cruise Line, was acquired by the Company on December 31, 1996. Under this agreement, Mr. Duynhouwer was to receive an annual base salary of $275,625, which shall increase by 5% on August 1, of 1997, 1998 and 1999. In addition, Mr. Duynhouwer would earn a minimum annual deferred bonus of $50,000 plus 5% of the first $1,000,000 of annual pre-tax earnings of Clipper Cruise Line, and 10% of any annual pre-tax earnings of Clipper Cruise Line in excess of $1,000,000. The cumulative bonus was to vest at 10% per year, with vested bonus amount earning interest at 10% per year. On November 7, 1997, this agreement was amended to provide full payout of the cumulative deferred bonus amount earned through December 31, 1997, and cancellation of the deferred bonus provisions for periods subsequent to December 31, 1997.

      Mr. Smith was appointed Executive Vice President & Chief Financial Officer of the Company on September 26, 1997. Mr. Smith's employment arrangement with the Company provides for an annual salary of $140,000 and for a payment of $100,000 upon the termination of his employment with the Company.

      Pursuant to the terms of the Incentive Stock Plan, on March 19, 1997, the Compensation Committee granted Mr. Duynhouwer options to purchase 200,000 shares at $7.375. Each option vests over a five-year period with 20% vesting each year, and provides for accelerated vesting in the event of a change in control of the Company. On November 7, 1997, the Committee granted Mr. Duynhouwer options to purchase an additional 100,000 shares at $13.25. Each option vests over a two-year period with 50% vesting each year and provides for accelerated vesting in the event of a change in control of the Company. On September 26, 1997, the Committee granted Mr. Smith options to purchase 100,000 shares at $11.50. Each option vests over a five-year period with 20% vesting each year and provides for accelerated vesting in the event of a change in control of the Company. On November 7, 1997, the Committee granted Mr. Hefler options to purchase 5,000 shares at $13.25. Each option vests over a five-year period with 20% vesting each year and provides for accelerated vesting in the event of a change in control of the Company.

                                                   SUMMARY COMPENSATION TABLE
                                                       Annual Compensation<F1>   Long Term Compensation
                                                       -----------------------       Awards/Options
Name and Principal Position                     Year     Salary<F9>    Bonus        Number of Shares    All Other Compensation
---------------------------                     ----     ----------    -----        ----------------    ----------------------
Paul H. Duynhouwer<F2>                          1997      $273,941          --        300,000                $452,178<F7>
President & Chief Executive Officer             1996            --          --             --                      --
                                                1995            --          --             --                      --

Larry R. Nolan<F3>                              1997      $ 10,818    $ 11,223             --                $ 17,307<F11>
                                                1996      $225,000    $333,663        200,000                $357,642<F4>
                                                1995      $221,834    $287,639        110,000<F8>            $ 33,646<F6>

Richard L. Burkemper                            1997      $126,668    $126,011             --                $178,043<F10>
Senior Vice President Sales and Marketing       1996      $160,000    $193,990             --                $ 37,721<F5>
                                                1995      $159,164    $167,232         60,000<F8>            $ 28,742<F6>

Brenda J. Stehle                                1997      $ 81,250    $ 70,338             --                $174,242<F12>
Senior Vice President Operations                1996      $150,000    $170,711             --                $ 51,471<F5>
                                                1995      $145,834    $147,164         60,000<F8>            $ 25,857<F6>

Richard J. Hefler                               1997      $117,083    $ 43,067          5,000                $  4,750<F13>
Senior Vice President Sales and Marketing       1996      $110,000    $ 55,617             --                $ 13,324<F13>
                                                1995      $105,000    $ 35,746         20,000<F8>            $ 16,510<F6>

--------------------
<F1>    The named individuals did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits, which are not shown because the aggregate amount of such compensation for each of the named individuals during such fiscal year did not exceed the lesser of
        $50,000 or 10% of total salary and bonus reported for each such individual.
<F2>    Mr. Duynhouwer was appointed President and Chief Executive Officer on
        January 17, 1997.
<F3>    Mr. Nolan, Mr. Burkemper and Ms. Stehle resigned from the Company, effective January 16, 1997, November 4, 1997, and July 15, 1997,
        respectively.
<F4>    Represents premium paid by the Company for split-dollar life insurance coverage, plus a Company contribution of $14,283 under the Intrav,
        Inc. Profit Sharing Retirement Savings Plan, and a severance payment of $225,000 to be paid in accordance with the employment agreement.
<F5>    Represents premium amounts paid by the Company for split-dollar life insurance coverage plus Company contributions of $14,283 for each individual under the Intrav, Inc. Profit Sharing Retirement Savings
        Plan.
<F6>    Represents amounts paid to employees as settlement of accrued vacation liabilities and Company contributions under the Windsor, Inc. Profit
        Sharing Retirement Savings Plan.
<F7>    Represents premiums paid by the Company for universal life insurance coverage, Company contribution under the Windsor, Inc. Profit Sharing
        Retirement Savings Plan and deferred bonus earned for 1997 in the amount of $440,000.
<F8>    The option agreements evidencing the options previously granted on May
        26, 1995, were amended on August 8, 1996, to provide for accelerated vesting of options, in the event of a change in control of the
        Company.
<F9>    Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the officer.
<F10>   Represents premium amounts paid by the Company for split-dollar life insurance coverage, accrued but untaken vacation pay and a severance payment of $160,000 to be paid in accordance with the employment agreement.
<F11>   Represents accrued but untaken vacation pay.
<F12>   Represents premium amounts paid by the Company for split-dollar life insurance coverage, accrued but untaken vacation pay and a severance payment of $150,000 to be paid in accordance with the employment agreement.
<F13>   Represents Company contributions under the Intrav, Inc. Profit Sharing
        Retirement Savings Plan.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                                                  Percent of Total                             Potential Realizable Value
                                                    Options/SARs      Exercise                            <F2>
                      Options/SARs       Grant   Granted Employees    or Base      Expiration      ------------------
Name                 Granted (#)<F1>     Date      in Fiscal Year   Price ($/SH)      Date         5%             10%
----                 ---------------     ----      --------------   ------------      ----         --             ---
Paul H. Duynhouwer       200,000       03/19/97         42%            $7.375       03/19/07    $928,248      $2,352,364
                         100,000       11/07/97         21%            $13.25       11/07/07    $833,285      $2,111,709
Wayne L. Smith II        100,000       09/26/97         21%            $11.50       09/26/07    $723,229      $1,832,804
Richard J. Hefler          5,000       11/07/97          1%            $13.25       11/07/97    $ 41,664      $  105,585

--------------------
<F1> Each option vests over a five-year period with 20% vesting each year, except for Mr. Duynhouwer's November 7, 1997, grant which vests 50% on 12/31/98 and 50% on 12/31/97 and provides for accelerated vesting in the event of a change in control of the Company.
<F2> The dollar amounts under these columns represent the potential realizable value at assumed annual rates of stock price appreciation of 5% and 10% as set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Aggregated Option/SAR Exercises in Last Fiscal Year and End of Fiscal Year Option Values
                                                               Number of Unexercised          Value of Unexercised
                                                              Options/SARs at Fiscal          In-the-Money Options
                        Shares Acquired     Value Realized         Year End (#)             at Fiscal Year End($)<F1>
Name                    on Exercise (#)        ($)<F1>       Exercisable/Unexercisable      Exercisable/Unexercisable
----                    ---------------        -------       -------------------------      -------------------------
Paul H. Duynhouwer             0                  0                   0/200,000                     0/1,324,000
                               0                  0                   0/100,000                        0/75,000

Wayne L. Smith II              0                  0                   0/100,000                       0/250,000

Richard J. Hefler              0                  0                8,000/12,000                   28,000/42,000
                               0                  0                     0/5,000                         0/3,750

Larry R. Nolan              17,000              67,500                  5,000/0                        17,500/0

Richard L. Burkemper           0                  0                    24,000/0                        84,000/0

Brenda J. Stehle               0                  0                    24,000/0                        84,000/0

--------------------
<F1> The values represent the difference between the exercise price of the options and the market price of the Company's common stock on the date of exercise or at the fiscal year end, respectively.

     COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

      On December 31, 1996, the Company acquired all the outstanding common stock of Clipper Cruise Line consisting of Clipper Cruise Line, Inc., Clipper Adventure Cruises, Inc., Republic Cruise Line, Inc., and Liberty Cruise Line, Inc., from Windsor, Inc. ("Windsor"), a company controlled by Barney A. Ebsworth, the Company's Chairman of the Board and majority stockholder. The Stock Purchase Agreement included an initial payment of approximately $9,900,000 and the assumption of indebtedness of $5,500,000 owed by Clipper to Windsor, with an additional $213,000 payment on March 14, 1997.
Additional cash consideration of up to $3,000,000 may be paid to the extent the cumulative net cruise revenues (as defined in the Stock Purchase Agreement) of Clipper exceed $70,000,000 in the period January 1, 1997, through December 31, 2000. Stifel, Nicolaus & Company of St. Louis issued an opinion to the Board of Directors, as to the fairness to the shareholders of the Company, from a financial point of view, of the consideration paid to acquire Clipper Cruise Line.

      Until July 1997, the Company leased its principal offices from Windsor Management Corporation, as agent for Windsor Real Estate, Inc. Windsor Management Corporation and Windsor Real Estate, Inc., are wholly-owned subsidiaries of Windsor. Annual rent under the lease is $683,000, plus various escalation payments. Windsor Real Estate sold the building together with all leases on July 25, 1997, to an unrelated third party. Thus, payments after July 25, 1997, were not made to Windsor Real Estate. During 1997, the Company paid Windsor Management Corporation $398,000 in lease payments.

                         STOCK PRICE PERFORMANCE GRAPH

      The graph below compares cumulative total shareholder return (assuming reinvestment of dividends) to the cumulative total return of the S&P 500 index and to the peer group index. The comparison of total return assumes that a fixed investment of $100 was invested on May 18, 1995 (the effective date of the company's IPO) in the Company's shares and in each of the foregoing indices. The information on the graph covers the period from May 18, 1995 through December 31, 1997. Since there is no nationally recognized industry index consisting of travel companies to be used as a peer group index, the Company construed its own peer group. This peer group is composed of companies that operate in the various facets of the travel industry, including airlines (AMR Corp., Southwest Airlines), hotels (Hilton, Marriott International), and cruise lines (Carnival Corp., Royal Caribbean Cruises). The Company believes that the companies comprising the peer group, individually or collectively, have operations that are consistent with Intrav, Inc. The stock price performance shown on the graph below is not necessarily indicative of future price performance.




                                    [GRAPH]




                         MAY 18, 1995         DECEMBER 29, 1995        DECEMBER 31, 1996         DECEMBER 31, 1997
                         ------------         -----------------        -----------------         -----------------
S&P 500                       100                    119                      143                       187
Peer Group                    100                    102                      129                       188
Intrav, Inc.                  100                     64                       74                       137

                                  PROPOSAL 2:
            AMENDMENT OF THE INTRAV, INC. 1995 INCENTIVE STOCK PLAN

BACKGROUND AND DESCRIPTION OF THE 1995 INCENTIVE STOCK PLAN

      On April 21, 1995, in preparation for the Company's contemplated initial public offering of the Common Stock, the Board of Directors of the Company and its sole shareholder at that date approved the 1995 Incentive Stock Plan (the "1995 Plan").

      The purpose of the 1995 Plan is to aid in maintaining and developing strong management capable of assuring the future success of the Company. The 1995 Plan is designed to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of common stock of the Company by those employees who are largely responsible for its future growth and financial success. It is also designed to afford those persons the opportunity to obtain or increase a proprietary interest in the Company through ownership of common stock of the Company on a favorable basis, and, thereby, to have an opportunity to share in the Company's success.

      The 1995 Plan is administered by the Compensation Committee (the "Administrator") established by the Board of Directors of the Company. The Administrator is authorized to grant stock options, restricted stock, and stock appreciation rights to those officers, key employees and non-employee Directors selected by it. Options granted under the 1995 Plan may be either incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended) or non-qualified stock options. The Administrator may make awards based on the nature of the services rendered by the participant, the capacity of the participant to contribute to the success of the Company and other factors that the Administrator may deem relevant. The 1995 Plan will expire on, and no options may be granted thereunder after, the tenth anniversary thereof, subject to the right of the Board of Directors to terminate the 1995 Plan at any time prior thereto. The Board of Directors may amend the 1995 Plan at any time, subject to certain limitations set forth therein.

      An option enables the optionee to purchase shares of common stock of the Company at the exercise price. The per share exercise price of any option granted under the 1995 Plan may not be less than the per share fair market value of the common stock at the time the option is granted. In order to obtain the shares, a participant must pay the exercise price to the Company at the time of exercise of the option. The exercise price may be paid in cash or, if permitted in the option agreement, stock of the Company, including stock acquired under the same option.

      Incentive stock options and non-qualified stock options may be granted with terms of no more than 10 years from the date of grant, provided that if the grant of an incentive stock option is to an optionee who is or will be the beneficial owner of more than 10% of the combined voting power of all classes of the Company's stock, the term of such option may not exceed five years. In addition, incentive stock options may only be granted to a person who is an employee of the Company at the time of the grant. Options will survive after the optionee's death, disability or normal retirement from the Company. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled may be subject to a new option.

      To date, only non-qualified options have been granted under the 1995
Plan.

      The Board of Directors has proposed that the 1995 Plan Amendment be submitted to the Company's shareholders for their consideration and approval. The 1995 Plan Amendment is the proposal to amend the 1995 Plan (i) to increase the number of shares of common stock authorized for issuance pursuant to awards which may be made thereunder, from 500,000 to 750,000, and
(ii) to limit the maximum number of shares of common stock underlying options and SARs which may be awarded to any participant in the Plan ("Participant" or "Participants") to a total of 500,000, as described in more detail below. Approval of the 1995 Plan Amendment requires the affirmative vote of a majority of the outstanding shares of common stock, which are present in person or represented by proxy at the Annual Meeting.

THE PROPOSED 1995 PLAN AMENDMENT

      Purpose of Proposed Increase in Authorized Shares.

      Initially, there were 500,000 shares of common stock authorized under the 1995 Plan. At December 31, 1996, options had been granted to employees to purchase 500,000 shares of common stock. During 1997, options to purchase 390,000 shares of common stock were canceled and again became available for issuance under the 1995 Plan. Between December 31, 1996, and September 30, 1997, options to purchase 200,000 shares were granted to Paul H. Duynhouwer, who was appointed President and Chief Executive Officer in January 1997, and options to purchase 100,000 shares were granted to Wayne L. Smith II, who was appointed Executive Vice President and Chief Financial Officer of the Company in September 1997. Therefore, at September 30, 1997, 90,000 Shares were available for issuance under the 1995 Plan.

      On November 7, 1997, the Board of Directors, desiring to continue its use of the 1995 Plan as a vehicle to compensate and motivate employees, amended, subject to shareholder approval, the 1995 Plan to increase the number of Shares available for issuance under the 1995 Plan from 500,000 to 750,000 and to limit the maximum number of Shares which may be issued under the 1995 Plan to any participant to 500,000. Thereafter, in connection with the cancellation of the deferred bonus provisions for periods subsequent to December 31, 1997, under the Deferred Compensation Agreement between Mr. Duynhouwer and Clipper Cruise Line, Inc., Mr. Duynhouwer was granted options to purchase an additional 100,000 shares and, in adhering to the purpose of the 1995 Plan, options to purchase 84,000 shares were granted to other employees of the Company. As a result, options to purchase an aggregate 594,000 Shares have been granted under the 1995 Plan as amended by the Board of Directors.

      The following sets forth certain information regarding non-qualified stock options to purchase shares of common stock of the Company granted to all named executive officers.

                         Options       Grant      Exercise   Expiration        Market
Name                   Granted<F1>      Date        Price       Date          Value<F2>
----                   -----------      ----        -----       ----          ---------
Paul H. Duynhouwer       200,000      03/19/97     $7.375    03/19/07        $1,350,000
                         100,000      11/07/97     $13.25    11/07/07        $   87,500
Wayne L. Smith II        100,000      09/26/97     $11.50    09/26/07        $  262,500
Richard J. Hefler         20,000      05/25/95     $10.50    05/25/05        $   72,500
                           5,000      11/07/97     $13.25    11/07/07        $    4,375

<F1> Each option vests over a five year period, with 20% vesting each year, except for Mr. Duynhouwer's November 7, 1997, grant which vests 50% on 12/31/98 and 50% on 12/31/99, and provides for accelerated vesting in the event of a change in control of the Company.
<F2> Based upon the closing price on the NASDAQ National Market on February
      27, 1998, which was $14 1/8.

      The Company has outstanding to 29 other employees, non-qualified stock options to purchase 79,000 Shares at exercise prices ranging from $13.00 per share to $13.25 per share, based on the fair market value of the Shares on the date of grant. Such non-qualified stock options vest over five years, with 20% vesting each year, and expire ten years from their respective grant dates.

      It is expected that if the 1995 Plan Amendment is approved by the Company's shareholders, each of the individuals listed in the table above, as well as other employees of the Company may receive additional awards under the 1995 Plan. Because the timing and the amount of the awards will be at the discretion of the Compensation Committee, acting as administrator of the 1995 Plan, the specifics of future awards cannot be determined at this time.

      Purpose of Proposed Limitation on Annual Awards.

      Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Section 162(m) Rules"), limit the tax deduction publicly held companies may recognize for compensation paid to their executive officers whose compensation is listed in their proxy statements to $1.0 million per person, per year. The deduction limit does not apply to performance based compensation that meets the applicable provisions of the Section 162(m) Rules. Compensation attributable to a stock option or stock appreciation right is deemed to be performance based if the plan under which the option or SAR is granted states the maximum number of shares with respect to which options or SARs may be granted to any employee. The awards of such stock options and SARs must be made by a committee composed entirely of "outside directors," as that term is used in the Section 162(m) Rules, and the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the award.

      In 1996, in connection with the grant of options to purchase additional shares to the former President and Chief Executive Officer of the Company, the Board of Directors amended the 1995 Plan to eliminate the then limit on the maximum number of Shares issuable to any employee, one of the conditions for compliance with Section 162(m). Accordingly, without complying with the
Section 162(m) Rules, income in excess of $1.0 million earned by the Company's executive officers whose compensation is disclosed in its proxy statements, which income is attributable to the exercise of non-qualified stock options or SARs awarded under the 1995 Plan will not be deductible by the Company. The Board believes that because the cost of compliance is minimal compared with the cost that could conceivably be incurred due to the loss of a potential deduction, it is appropriate to seek to comply with
Section 162(m) and the Section 162(m) Rules.

      The Board believes it is proper to satisfy the performance based aspect of the Section 162(m) Rules with respect to stock options and SARs by establishing a total of 500,000 Shares as the maximum number underlying stock options and SARs which may be awarded to any Participant in the 1995 Plan. The Board does not contemplate needing to make any award in excess of that amount to motivate an executive officer and awarding any more than that to any one individual would not leave the Company a sufficient number of Shares to make other awards under the 1995 Plan to motivate and award other key employees.

      Federal Tax Consequences.

      A Participant will not realize any income, nor will the Company be entitled to a deduction, at the time an Incentive Stock Option is granted. If a Participant does not dispose of the shares acquired on the exercise of an Incentive Stock Option within one year after the transfer of such shares to him and within two years from the date the Incentive Stock Option was granted to him, for federal income tax purposes: (a) the Participant will not recognize any income at the time of exercise of his Incentive Stock Option; (b) the amount by which the fair market value (determined without regard to short-swing profit restrictions) of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the Incentive Stock Option price and the amount realized upon sale of the shares of the Participant will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an Incentive Stock Option.

      Except in the case of a disposition following the death of a Participant and certain other very limited exceptions, if the shares acquired pursuant to an Incentive Stock Option are not held for the minimum periods described above, the excess of the fair market value of the shares at the time of exercise over the amount paid for the shares generally will be taxed as ordinary income to the Participant in the year of disposition. The Company is entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the Participant as ordinary income by reason of the sale of stock acquired upon the exercise of an Incentive Stock Option.

      A Participant will not realize any income at the time a Non-qualified Stock Option or a SAR is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a Non-qualified Stock Option or a SAR, the Participant will recognize ordinary income (a) in the case of an exercise of a Non-qualified Stock Option (whether the Non-qualified Stock Option price is paid in cash or by the surrender of previously owned shares), in an amount equal to the difference between the option price and the fair market value of the shares to which the Non-qualified Stock Option pertains, and (b) in the case of an exercise of a SAR, in an amount equal to the sum of the fair market value of the shares and any cash received on the exercise.
In the event that a Participant cannot sell shares acquired on exercise of a Non-qualified Stock Option or SAR without incurring liability under Section 16(b) of the Exchange Act, the taxable event described above will be delayed until six months after acquisition of the shares, or the first day on which the sale of such property no longer subjects the person to suit under Section 16(b) of the Exchange Act, whichever is earlier. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the Participant.

      A Participant generally will not recognize income for federal income tax purposes at the time Restricted shares are awarded to him. An amount equal to the fair market value of Restricted shares at the time the restrictions lapse less the cost of the shares, if any, generally is includable in gross income of the Participant for the year in which the restrictions lapse. Gain or loss realized upon disposition of Restricted shares after the restrictions lapse will be taxed as capital gain or loss. A Participant's basis in the shares is equal to the cost of the shares, if any, plus the amount includable in the gross income of the Participant when the restrictions lapse. A Participant may elect to include in his gross income the fair market value of the Restricted shares on the date of its acquisition; provided such an election is made within 30 days of such acquisition. The Company is entitled to a deduction at the time and in the amount income is included in the gross income of the Participant. Dividends received by the Participant on the Restricted shares during the Restricted Period are taxed to the Participant as compensation and are deductible by the Company. However, if the Participant elects to have the value of the Restricted shares includable in his gross income before the end of the restricted period, dividends on such shares after the taxable event will not be deductible by the Company.
If a Participant forfeits previously taxed Restricted shares, the Company is required to include in income the deductions it claimed with respect to such Restricted shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      Barney A. Ebsworth, the sole trustee of the Revocable Trust of Barney A. Ebsworth dated July 23, 1986, as amended, has informed the Board of Directors of his intent to vote the Shares of common stock held by such Trust in favor of Proposal 2. The Board recommends that the other shareholders vote "FOR" the 1995 Plan Amendment (i) to increase the number of shares which may be issued pursuant to awards made under the 1995 Plan from 500,000 to 750,000, and (ii) to limit the maximum number of Shares underlying options or SARs which may be awarded to any Participant in the 1995 Plan to a total of 500,000. Except for the 1995 Plan Amendment, the 1995 Plan remains unchanged.

                             INDEPENDENT AUDITORS

      The Company is presently utilizing the services of Deloitte & Touche LLP, independent auditors, which has been the Company's independent auditors since 1993, and which will serve as the Company's independent auditors for the fiscal year ending December 31, 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

      Any shareholder proposals intending to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices no later than December 16, 1998, in order to be considered for inclusion in the proxy materials.
                                 OTHER MATTERS

      As stated elsewhere herein, the Board of Directors knows of no other matters to be presented for consideration at the Annual Meeting. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

      The expense of preparing, printing and mailing proxy materials to the holders of the Company's shares will be borne by the Company. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the common shares.



April 15, 1998

PROXY

                                  INTRAV, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 21, 1998

            The undersigned, revoking all previous proxies, hereby appoints Barney A. Ebsworth, Paul H. Duynhouwer and Wayne L. Smith II or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated on the reverse hereof, all of the shares of Common Stock of Intrav, Inc. (the "Corporation") held of record by the undersigned on March 31, 1998, at the annual meeting of stockholders to be held at 11:00 a.m. central daylight time on May 21, 1998, at the St. Louis Club, 7701 Forsyth, St. Louis, MO 63105, and at any adjournment thereof.


               (Continued, and to be signed, on the other side.)






                            ^ FOLD AND DETACH HERE ^

MANAGEMENT RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS    Please mark  / X /
                                                             your votes as
                                                             indicated in
                                                             this example



PROPOSAL 1. Election of Directors

            FOR                  WITHHOLD           (INSTRUCTION: To withhold authority to vote for nominee, strike a line
        all nominees             AUTHORITY          through the nominee's name listed below.)
     listed (except as        to vote for all
       marked to the          nominees listed       John B. Biggs, Jr.     Barney A. Ebsworth
     contrary at right)          at right
            / /                     / /

PROPOSAL 2. Approval of the Amendment to the 1995 Incentive Stock Plan
            FOR      AGAINST      ABSTAIN           (INSTRUCTION: Mark an "x" in the appropriate box.)
            / /        / /          / /



      In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

      This Proxy will be voted as specified in the spaces provided therefor or, if no such specification is made, it will be voted for the election of the directors and for the proposal to amend the 1995 Incentive
      Stock Plan.
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                             DIRECTORS OF INTRAV, INC.

      SIGN
      HERE---------------------------------------------------------------------
      (Please sign exactly as name appears hereon)

      SIGN
      HERE---------------------------------------------------------------------
      Executors, administrators, trustees, etc. should so indicate when signing


      Dated:-------------------------------------------------------------------


                            ^ FOLD AND DETACH HERE ^






April 15, 1998

Dear Intrav, Inc. Shareholder:

      You are cordially invited and encouraged to attend the 1998 Annual Meeting of Shareholders of Intrav, Inc. The meeting will be held on Thursday, May 21, 1998, at 11:00 a.m., central daylight time at the St. Louis Club, 7701 Forsyth, St. Louis, Missouri 63105.
      If you cannot personally attend the meeting, please vote your preference on the proxy card attached above and return it promptly. Your participation in Intrav, Inc.'s business, whether in person or by proxy, is an important part of the Corporation's governance.
      I look forward to and appreciate your participation in Intrav, Inc.'s 1998 Annual Meeting of Shareholders.


                                       Very truly yours,

                                       /s/ Barney A. Ebsworth

                                          Barney A. Ebsworth
                                       Chairman of the Board and
                                               Secretary

                                    Appendix

     Page 11 of the printed Proxy contains a Stock Performance Graph. The information contained in the graph is depicted in the table that follows the graph.